Exhibit 23

Consent of Independent Registered Public Accounting Firm

           We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170729, 333-107444, 333-97771, 333-56027, 33-27086, 2-90488 and 33-44624) of Donaldson Company, Inc. of our report dated September 28, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 28, 2012

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